Exhibit 10.18

NONQUALIFIED STOCK OPTION AGREEMENT

2011 AMERICAN RENAL ASSOCIATES HOLDINGS, INC. STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS

THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page hereto (the “Date of Grant”), between American Renal Associates Holdings, Inc. (the “Company”) and the non-employee director listed on the signature page hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)                                 Cause:   Cause shall mean a termination of the Participant’s Services by the Company or any Subsidiary or Affiliate thereof due to the Participant’s (i) refusal or failure to perform (other than by reason of Disability), or material negligence in the performance of the Participant’s duties and responsibilities to the Company or any Subsidiary or Affiliate, (ii) commission of, indictment for, conviction of or plea of guilty or nolo contendere to a felony or any crime involving moral turpitude, fraud, embezzlement or theft, (iii) breach of fiduciary duties (including a violation of the Company’s Code of Ethics) on the part of the Participant, (iv) willful act or omission which could reasonably be expected to be injurious to the financial condition or business reputation of the Company or any Subsidiary or Affiliate, or (v) the material breach by the Participant of any provision of any agreement to which Participant and the Company or any Subsidiary or Affiliate are party.

(b)                                 Expiration Date: The tenth anniversary of the Date of Grant.

(c)                                  Options: The nonqualified options to purchase Shares granted under this Agreement.

(d)                                 Plan: The 2011 American Renal Associates Holdings, Inc. Stock Option Plan for Nonemployee Directors, as amended from time to time.

(e)                                  Services: The term Services as used herein refers to the Participant’s services as a non-employee member of the Board or the board of directors of any Affiliate.

(f)                                   Shares:  The shares of common stock of the Company.

(g)                                  Stockholders Agreement: The Stockholders Agreement between the Company and its stockholders, as attached hereto as Exhibit A, as may be amended from time to time.

(h)                                 Termination Date: The date upon which the Participant’s Services with the Company and its Affiliates or Subsidiaries is terminated.

(i)                                     Vested Portion: At any time, the portion of an Option which has become vested and exercisable, as described in Section 3 of this Agreement.

2.                                      Grant of Options.  The Company hereby grants to the Participant the right and option to purchase up to the number of Shares set forth on the signature page hereto, on the terms and conditions hereinafter set forth and subject to adjustment as set forth in the Plan.  The Option Price is set forth on the signature page hereto. The Options are intended to be nonqualified stock options, and are not intended to be treated as an option that complies with Section 422 of the Code.

3.                                                                                      Vesting of the Options.

(a)                                 Subject to the Participant’s continued Services with the Company and its Affiliates, the Option shall vest and become exercisable with respect to one-third (1/3) of the Shares subject to such Time Option on each of the first three anniversaries of the Date of Grant.  Notwithstanding the foregoing, in the event of a Change of Control that occurs during the Participant’s Services with the Company and its Affiliates, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable.

(b)                                 If the Participant’s Services with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration.

4.                                                                                      Exercise of Options.

(a)                                 Period of Exercise.  Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of an Option at any time prior to the Expiration Date.  If the Participant’s Services with the Company and its Affiliates terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable for the period set forth below:

(i)                                     Death or Disability.  If the Participant’s Services are terminated due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) one year following such termination of the Participant’s Services, and (B) the Expiration Date.

(ii)                                  Termination for Cause.  If the Participant’s Services with the Company and its Affiliates are terminated for Cause, the Vested Portion of an Option shall immediately terminate in full and cease to be exercisable.

(iii)                               Termination for any Reason other than Death, Disability or Cause.  If the Participant’s Services with the Company and its Affiliates are terminated for any reason other than death, Disability or Cause, the Participant may exercise the Vested Portion of an Option that became vested on or prior to the date of termination for a period ending on the earlier of (A) 90 days following such termination of Services and (B) the Expiration Date.

(b)                                 Method of Exercise.

(i)                                     Subject to Section 4(a) of this Agreement and Section 5 of the Plan, the Vested Portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only.  Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price.  The payment of the Option Price may be made (i) in cash or its equivalent (e.g., by check), including, solely with the consent of the Board, a full-recourse promissory note, (ii) if there is a public market for the Shares at such time, to the extent permitted by the Committee and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate option price for the Shares being purchased, (iii) solely with the consent of the Board, using a net settlement mechanism whereby the number of shares delivered upon the exercise of the option will be reduced by a number of shares that has a Fair Market Value equal to the Option Price, or (iv) such other method as approved by the Committee.  No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii)                                  Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of an Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii)                               Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company may issue certificates in the Participant’s name for such Shares.  However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv)                              In the event of the Participant’s death, the Vested Portion of an Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement.  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v)                                 As a condition to the exercise of any Option evidenced by this Agreement, the Participant shall execute the Stockholders Agreement.

7.                                      No Right to Continued Services.  Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained as a director of the Company or any Affiliate.

8.                                      Legend on Certificates.  The certificates representing the Shares purchased by exercise of an Option, if any, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws.  The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to those restrictions, as well as a reference that the Shares represented by the certificates are subject to certain provisions and restrictions set forth in the Stockholders Agreement.

9.                                      Transferability.  An Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than (a) with the consent of the Committee, for estate and/or financial planning purposes, (b) by will or (c) by the laws of descent and distribution (subsections (a), (b) and (c), collectively referred to as “permitted transfers”), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance (other than a permitted transfer) shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No permitted transfer of an Option to beneficiaries, heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof which shall include, without limitation, the requirement that the transferees be bound by the terms and conditions of this Agreement, the Plan and the Stockholders Agreement, if applicable.

10.                               Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

11.                               Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.  Any notice to the Company shall include a copy to:

Centerbridge Capital Partners, L.P.
375 Park Avenue, 12th Floor
New York, New York 10152
Facsimile: (212) 672-5001
Attention:  Steven M. Silver

Jared S. Hendricks

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile:  (212) 455-2502
Attention:  Gregory Grogan

12.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

13.                               Options Subject to Plan, Stockholders Agreement.  By entering into this Agreement the Participant agrees and acknowledges that, upon exercise of an Option and prior to receipt of Shares, the Participant will be required to become a party to the Stockholders Agreement.  The Participant further acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement.  An Option and the Shares received upon exercise of an Option are subject to the Plan and the Stockholders Agreement, respectively.  The terms and provisions of the Plan and the Stockholders Agreement, as each may be amended from time to time are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement will govern and prevail.  In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

14.                               Amendment.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant.

15.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

By

Its

[NAME]

Date of Grant
Number of Options
Exercise Price

Exhibit A

Stockholders Agreement